UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: June 15, 2015

DALA PETROLEUM CORP.

(Exact name of registrant as specified in charter)

Delaware	001-10171	80-0000245
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

112 Loraine South, Suite 266, Midland, Texas 79701

(Address of Principal Executive Offices, Including Zip Code)

(432) 242-4965

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 15, 2015, the Company received the funds from a Promissory Note (the “Note”) that it entered into on June 8, 2015 in the amount of $99,999 in favor of Pacific Oil & Gas, LLC (the “Lender”). The Note bears an interest rate of 12% per annum and all principal and accrued interest will be due and payable by the Company to the Lender on December 31, 2015. The Note is secured by a Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement on the Company’s Evans 9-1 lease in McPherson County, Kansas. The trustee of the Lender is the Company’s director, Clancy Cottman, and the funds delivered to the Company by the Lender were provided by a group of of the Company’s Series A 6% Convertible Preferred shareholders.

Item 2.03 Direct Financial Obligation

As described in Item 1.01 above, by entering into the Note, the Company entered into a short-term debt obligation that arose other than in the ordinary course of business.

Item 9.01 Exhibits

10.1

Promissory Note dated June 15, 2015 in favor of Pacific Oil & Gas, LLC

10.2

Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated June 15, 2015

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DALA PETROLEUM CORP.

By:

/s/ E. Will Gray

Name:

E. Will Gray

Title:

Chief Executive Officer

Date:

June 17, 2015